Exhibit 99.1

PRESS RELEASE

DATAMEDS AI, INC. (DBA DATAMEDS SI)

3000 BAYPORT DRIVE, SUITE 950

TAMPA, FLA. 33607

www.datamedsai.com

RUBENSTEIN PUBLIC RELATIONS

CONTACT: JAMES LAMBERT 212-805-3024

JLAMBERT@RUBENSTEINPR.COM

FOR IMMEDIATE RELEASE

DATAMEDS REGAINS COMPLIANCE WITH NASDAQ LISTING STANDARDS

Tampa, Fla. – Tuesday, October 20, 2026 – DataMeds AI, Inc. (NASDAQ: MEDS) (“DataMeds AI,” “DataMEDS SI,” “DataMEDS,” or the “Company”), a healthcare company leveraging its Health IT and physical infrastructure together with its super intelligence (artificial intelligence) platform EinsteinRx™ and smart contracts platform PharmacyChain™, today announced that it has received a notification letter (the “Compliance Notice”) from the Listing Qualifications Staff of the Nasdaq Stock Market, LLC (“Nasdaq”) dated October 19, 2026, informing DataMEDS that it has regained compliance with Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”). In order to regain compliance with the Equity Rule, DataMEDS needed to have a minimum stockholders’ equity of $2.5 million.

The Company originally received a notice of delisting from NASDAQ on April 13, 2026 outlining the basis for delisting proceedings:

1)	Failure to meet minimum $1.00 bid-price; and
2)	Failure to maintain a minimum of $2,500,000 in stockholder’s equity.

NASDAQ notified the Company on June 9, 2026 that it had regained bid-price compliance and provided the Company additional time to attempt to regain compliance with the minimum stockholders’ equity requirement.

Based on a Company Form 8-K filing on October 13, 2026 that confirmed the Company’s stockholder’s equity exceeded $2,500,000 and a subsequent Form 8-K filing on October 16, 2026 that provided additional details on the material events that resulted in the Company exceeding $2,500,000 in stockholders’ equity, on October 19, 2026 NASDAQ confirmed that the Company was in compliance with the Equity Rule. If the Company fails to evidence compliance upon filing its next periodic report it may be subject to delisting.

For more information, visit www.datamedsai.com or contact James Lambert, Vice President at Rubenstein Public Relations, at jlambert@rubensteinpr.com or at 212-805-3024.

About DataMeds AI, Inc. (DBA DataMeds SI)

DataMeds SI (NASDAQ: MEDS) is a healthcare company that focuses on the vertical integration of technology, pharmacy, pharmaceutical-adjacent and telemedicine business units through its Health IT platforms to deliver a better experience for consumers and providers. Headquartered in Tampa, Fla., DataMEDS incorporates the super intelligence platform EinsteinRx™ and blockchain-enabled smart contracts platform PharmacyChain™ into the Health Lives Here mobile application, and its Corexa Pharmacy provides pharmacy dispensing and related services, including the distribution of products developed by Tollo Health. DataMEDS has licensed patented GLP-1 patient management technology from REBOOT, a subsidiary of Data Health Partners. The Company’s Helomics Corporation subsidiary operates a CLIA-certified laboratory in Pittsburgh offering the ChemoFx® Assay.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are not predictions of actual performance. Forward-looking statements include, without limitation, the Company’s anticipated business strategy, operating plans and growth opportunities; the Company’s ability to maintain compliance with Nasdaq listing standards; the Company’s liquidity, capital resources and ability to fund operations; the Company’s ability to maintain compliance with Nasdaq listing standards, the development of a proprietary blockchain and the development of provider-network features, the creation of the Health Lives Here pharmacy network, the success of the NFL Alumni Health partnership, the companies’ proposed transaction with DataVault AI Inc. (NASDAQ: DVLT), Scilex Holding Company, EOS Holdings and HealthBridge Advisors (controlling shareholder of Tollo Health, LLC); the satisfaction or waiver of closing conditions applicable to any of the foregoing; the receipt of stockholder approval and any other required approvals; the Company’s anticipated business strategy, operating plans and growth opportunities; the integration of telemedicine, pharmacy, laboratory, wearable-device, artificial intelligence, blockchain and data-management technologies; the proposed development, commercialization and expansion of EinsteinRx AI, PharmacyChain, Health Lives Here and related platforms; the anticipated growth of the market for Long COVID products and related treatment approaches; the companies’ ability to empower patients to access, manage, control or monetize health data; the anticipated benefits of the companies’ technology platforms, strategic relationships and business combinations; the Company’s capitalization, outstanding securities, lock-up arrangements, public float and registration statements. Actual results may differ materially from those expressed or implied in these forward-looking statements due to a number of risks and uncertainties, including those described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

DataMeds AI Media Contact

James Lambert, Vice President

Rubenstein Public Relations

Phone: 212.805.3024

Email: jlambert@rubensteinpr.com

DataMeds AI Investor Contact

Investor Relations: IR@datamedsai.com

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